Exhibit 23.01

Consent of Independent Registered Public Accounting Firm
The Board of Directors
NortonLifeLock Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-230163, 333-229511, 333-223734, 333-221341, 333-219714, 333-216132, 333-212847, 333-191889, 333-179268, 333-175783, 333-170326, 333-155266, 333-148107, 333-141986, 333-140252, 333-126403, 333-119872, 333-119872, 333-126403, 333-140252, 333-141986, 333-148107, 333-155266, 333-170326, 333-175783, 333-179268, 333-191889, 333-212847, 333-216132, 333-219714, 333-221341, 333-223734, 333-229511, and 333-230163) and on Form S-3 (Nos. 033-82012, 033-63513, 333-77072, 333-127958, 333-127959, 333-139230, 333-169330, 333-211513, 333-214054, 333-221042, and 333-238756) of NortonLifeLock Inc. (formerly named Symantec Corporation) of our report dated May 21, 2021, with respect to the consolidated balance sheets of NortonLifeLock Inc. as of April 2, 2021 and April 3, 2020, the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended April 2, 2021, and related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of April 2, 2021 which report appears in the April 2, 2021 annual report on Form 10-K of NortonLifeLock Inc.

Our report dated May 21, 2021, on the effectiveness of internal control over financial reporting as of April 2, 2021, contains an explanatory paragraph that states that NortonLifeLock Inc. acquired Avira in 2021, and management excluded from its assessment of the effectiveness of NortonLifeLock’s internal control over financial reporting as of April 2, 2021, Avira’s internal control over financial reporting associated with total assets and total revenues of approximately 1%, or $67 million and 1%, or $21 million, respectively, included in the consolidated financial statements of NortonLifeLock Inc. as of and for the year ended April 2, 2021. Our audit of internal control over financial reporting of NortonLifeLock Inc. also excluded an evaluation of the internal control over financial reporting of Avira.

Santa Clara, California

May 21, 2021